SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005 (April 6, 2005)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One, Suite 300, St. Louis, Missouri     63141

(Address of principal executive offices)     (Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

      On April 6, 2006. certain members of Arch Coal, Inc.’s management made a presentation at the Howard Weil Energy Conference. The text of slides shown during the presentation is attached hereto and incorporated herein by reference in its entirety.

      The furnishing of Exhibit 99 is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available. Statements in Exhibit 99 which are not statements of historical fact are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by, Arch Coal at the time the statements are made. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: Arch Coal’s expectation of continued growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of continued improved market conditions for the price of coal; expectation that Arch Coal will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance Arch Coal’s working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described in Arch Coal’s periodic and other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99	Text of slides shown during Arch Coal’s presentation on April 6 , 2005.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2005	ARCH COAL, INC
	By:	/s/ Robert G. Jones
Robert G. Jones
Vice President -- Law, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99	Text of slides shown during Arch Coal’s presentation on April 6, 2005.

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